EXHIBIT 21

SUBSIDIARIES                                          STATE OF ORGANIZATION

Applied Video Technologies, Inc.                           Delaware
Bartel, Inc.                                               Alabama
TruVision Wireless, Inc.                                   Delaware
TruVision Wireless - Chattanooga, Inc.                     Delaware
TruVision Wireless - Flippin, Inc.                         Delaware
TruVision Wireless - Gedsden, Inc.                         Delaware
TruVision Wireless - Memphis, Inc.                         Delaware
TruVision Wireless - Jacksonville, Inc.                    Delaware
TruVision Wireless - Lawrenceburg, Inc.                    Delaware
TruVision Wireless - Huntsville, Inc.                      Delaware
Wireless One Operating Company, Inc.                       Delaware
Wireless One of Bryan, TX., Inc.                           Delaware
Gulf Coast Wireless, Inc.                                  Texas
PAN Wireless Communication, Inc.                           Delaware
Wireless One PCS, Inc.                                     Delaware
Shoals Wireless, Inc.                                      Tennessee
Phipps Wireless, Inc.                                      Florida
Phipps Wireless Cable Partnership                          Florida
SWCC, Inc.                                                 Georgia
Wireless Media Services, Inc.                              Delaware
Wireless One of Alabama, Inc.                              Alabama
Wireless One of Arkansas, Inc.                             Delaware
Wireless One of Florida, Inc.                              Delaware
Wireless One of Georgia, Inc.                              Delaware
Wireless One of Kentucky, Inc.                             Delaware
Wireless One of Louisiana, LLC                             Texas
Wireless One of Natchez, Inc.                              Delaware
Wireless One of North Carolina, LLC (50%)                  Delaware
Wireless One of Tennessee, Inc.                            Delaware
Wireless One of Texas, Inc.                                Delaware
Wireless One of Texas Leasing, LP                          Texas
Wireless One of Georgia Leasing Co., Inc.                  Delaware
Wireless One of Louisiana Leasing Co., LLC                 Texas
Wireless One of Alabama Leasing Co., Inc.                  Alabama
Wireless One of Florida Leasing Co., Inc.                  Delaware
Wireless One of Arkansas Leasing Co., Inc.                 Delaware
Wireless One of Kentucky Leasing Co., Inc.                 Delaware
Wireless One of Mississippi Leasing Company, Inc.          Delaware
Wireless One of Tallahassee, Inc.                          Delaware
Wireless One of Tennessee Leasing, LP                      Tennessee
Wireless One of Texas, G.P., Inc.                          Delaware
Wireless One of Tennessee, G.P., Inc.                      Delaware